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                                                                   EXHIBIT 10.50

                              AMENDMENT NUMBER 1
                          TO THE NORTEL NETWORKS INC.
                         MASTER PURCHASE AGREEMENT WITH
                          FIBERNET TELECOM GROUP, INC.

THIS AMENDMENT number 1 ("Amendment") effective June 22, 2000 is by and between Nortel Networks Inc. ("Nortel Networks") and FiberNet Telecom Group, Inc. ("Customer"), and amends the Master Purchase Agreement between Nortel Networks and Customer dated December 31, 1999 (the "Agreement").

For and in consideration of the representations set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
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1.  Section 2.3.1 (Scope of Agreement) is deleted in its entirety and replaced with the following:

"During the period set forth in this Section 2.3.1, Customer shall purchase and take delivery of optical networks Products listed in Exhibit A (which replaces Schedule A of Exhibit A to Product Annex A.1 attached to the original Agreement in its entirety) attached hereto (as may be amended by mutual written agreement of the parties from time to time, including the addition of Services, hereinafter "Optical Products and Services") . The prices set forth in Exhibit A shall be available only for Orders received by Nortel Networks after the effective date of this Amendment. During the period beginning on the effective date of this Amendment and ending June 30, 2002 (the "Commitment Period"), Customer shall purchase and take delivery of Products and Services, and Products purchased from an authorized Nortel Networks distributor (including without limitation in each case Optical Products and Services), in the net minimum aggregate amount of Two Hundred Million US Dollars ($200,000,000.00) ("Purchases"), with minimum annual Purchases as follows: (i) One Hundred Million Dollars ($100,000,000.00) in the first year of the Commitment Period ("Year 1"); and (ii) One Hundred Million Dollars ($100,000,000.00) in the second year of the Commitment Period ("Year 2") (collectively the "Optical Commitment"). For purposes of the Optical Commitment, Year 1 of the Commitment Period shall begin on the effective date of this Amendment and conclude on June 30, 2001; and Year 2 shall begin on July 1, 2001 and conclude on June 30, 2002."

2. In all cases where Customer utilizes any Nortel Networks debt or equity financing, or credit facility(s), for purchase and/or license of Products or Services pursuant to the Agreement, Customer shall pay all charges for such Products and/or Services within ten (10) days after the date of Nortel Networks' invoice. Otherwise payments shall be made in accordance with the Agreement.

3. Section 2.3.4 (Scope of Agreement) is deleted in its entirety and replaced with the following:
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"In consideration of Customer's Optical Commitment, Nortel Networks shall extend tier C pricing to Customer as set forth in this Amendment. In the event that Customer fails to meet its Optical Commitment by the end of the first, or any subsequent year of the Commitment Period, Customer shall pay to Nortel Networks, as liquidated damages and not as a penalty, the difference between the total tier C prices paid during the applicable year and the total of the applicable tier prices Customer would have paid based on its actual cumulative purchases for such year pursuant to Exhibit C (Tier Level Determination Table) set forth in this Amendment. Nortel Networks shall invoice Customer immediately upon expiration of each such year of the Commitment Period for such liquidated damages and such invoice shall be due and payable within thirty (30) days of the date of such invoice. Nortel Networks agrees that its sole and exclusive remedy under this Section 2.3.4 in the event the Optical Commitment is not met by Customer shall be collection of the liquidated damages specified herein.

4.  Incentive Offer:  In consideration for Customer's Optical Commitment, during
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the Commitment Period of the Agreement Nortel Networks shall provide Customer with the incentives set forth below ("Incentive Offer") at no additional charge to Customer. In the event that Customer does not meet its Optical Commitment by the end of the first, or any subsequent, year of the Commitment Period, Customer shall be invoiced for the Incentive Offer in the amounts set forth in Exhibit B attached hereto (which replaces Schedule C of Exhibit A to Product Annex A.1 attached to the original Agreement in its entirety), such amounts to be based on the Customer cumulative purchases pursuant to the Tier Level Determination Table set forth in Exhibit C attached hereto (which replaces Schedule D of Exhibit A to Product Annex A.1 attached to the original Agreement in its entirety).

4.1  Year 1 Incentive Offer:  During Year 1 Nortel Networks shall provide the
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following incentives as more fully described below: 1) Service credits, 2)
Preside Software credits, and 3) Cooperative Marketing.

4.1.1 Service Credits - Nortel Networks shall grant Customer a service credit in the amount of Two Hundred and Fifty Thousand Dollars ($250,000). Such credit shall be used by Customer solely for purchase of Nortel Networks Services and must be used by the end of Year 1, after which time unused credit shall be forfeited.

4.1.1.1 In addition, for Optical Products and Services Orders received by Nortel Networks after the effective date of this Amendment, but prior to the end of Year 1, Nortel Networks shall provide additional service credits based on such Orders as follows: one-half of one percent (0.5%) of such Orders up to a maximum Year 1 credit amount of Seven Hundred and Fifty Thousand Dollars ($750,000). Such credits shall be used by Customer solely for purchase of Nortel Networks Services and must be used by the end of Year 2, after which time unused credits shall be forfeited.

4.1.2 Preside Software Credits - Nortel Networks shall grant Customer a credit in the amount of One Million Dollars ($1,000,000) ("Preside Software Credit") as set forth in this Paragraph. The Preside Software Credit shall be used by Customer solely toward its
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license of Nortel Networks' Preside Software and is subject to the following conditions: i) Nortel Networks must receive Customer's Order for Preside Software by December 30, 2000, and ii) notwithstanding the Preside Software Credit, Customer must spend a minimum of Five Hundred Thousand Dollars ($500,000) of its own monies toward the license fee for such Software. The Preside Software Credit shall be used by Customer solely toward license of Preside Software and must be used by December 30, 2000, after which time unused credits shall be forfeited.

4.1.3 Cooperative Marketing Customer and Nortel Networks agree to undertake a cooperative marketing plan, and unless otherwise mutually agreed, such plan shall also apply to the Year 2 cooperative marketing plan, should Customer
qualify for such plan   as specified in Section 4.2.2 below.  The parties shall
in good faith mutually agree on the content and placement of such plan and neither party shall unreasonably withold or delay its agreement with such plan. For Optical Products and Services Orders received by Nortel Networks after the effective date of this Amendment, but prior to the end of Year 1, Nortel Networks shall set aside one and one-half of one percent (1.5%) of such Orders as credits for the purposes of the mutually agreed cooperative marketing plan. These monies shall be made available to Customer quarterly solely for use in implementing the mutually agreed cooperative marketing plan. Any unused credits remaining at the end of Year 1 shall be forfeited as of December 31, 2001. For each dollar incurred by Customer with third parties for eligible approved charges in its performance of the mutually agreed cooperative marketing plan, Nortel Networks will either make payment directly to such third party or reimburse Customer upon Customer's payment of the full amount of the eligible third party invoice, up to a maximum amount of the total cooperative marketing credits set aside by Nortel Networks and available at such time.

4.2  Year 2 Incentive Offer:  The Incentive Offer for Year 2 is contingent upon
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Customer achieving the Year 1 Optical Commitment purchase levels.  If Customer's total Year 1 Purchases meet or exceed One Hundred Million Dollars
($100,000,000), then Nortel Networks shall provide service credits as set forth in this Year 2 Incentive Offer.

4.2.1 Service Credits - For Optical Products and Services Orders received by Nortel Networks during Year 2, Nortel Networks shall provide service credits based on such Orders as follows: one-half of one percent (0.5%) of such Orders up to a maximum Year 2 credit amount of Seven Hundred and Fifty Thousand Dollars ($750,000). Such credits shall be used by Customer solely for purchase of Nortel Networks Services and must be used by December 31, 2002, after which time unused credits shall be forfeited.

4.2.2 Cooperative Marketing - Customer and Nortel Networks agree to undertake a cooperative marketing plan. For Optical Products and Services Orders received by Nortel Networks during Year 2, Nortel Networks shall set aside one-half of one percent (0.5%) of such Orders as credits for the purposes of the mutually agreed cooperative marketing plan. These monies shall be made available to Customer quarterly solely for use in implementing the mutually agreed cooperative marketing plan. Any unused credits remaining at the end of Year 2 shall be forfeited as of December 31, 2002. For each dollar incurred by Customer with third parties for eligible approved charges in its
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performance of the mutually agreed cooperative marketing plan, Nortel Networks will either make payment directly to such third party or reimburse Customer upon Customer's payment of the full amount of the eligible third party invoice, up to a maximum amount of the total cooperative marketing credits set aside by Nortel Networks and available at such time.

5. In consideration of the prices, terms and conditions provided to Customer in this Agreement, Customer agrees that, during the Commitment Period, Customer will utilize Nortel Networks as its primary supplier for network and/or communications equipment, software and related services in all cases where Nortel Networks offers competitive products.

6. Unless otherwise specified herein, the definitions contained in the Agreement shall be applicable to this Amendment. In case of any conflict between the Agreement and this Amendment, the terms and conditions of this Amendment shall control. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

FIBERNET TELECOM GROUP, INC.     NORTEL NETWORKS INC.
("Customer")                     ("Nortel Networks")

    /s/ Trey Farmer                  /s/ Bob Cantarutti
By: ______________________       By: ________________________

      Trey Farmer                      Bob Cantarutti
Name: ____________________       Name: ______________________

       SVP                              VP of Optical Networks
Title: _____________________     Title: _______________________

       6/27/00                          6/27/00
Date: _____________________      Date: _______________________